Exhibit 10.2

FORM OF EXCHANGE AGREEMENT (WARRANTS ONLY)

This EXCHANGE AGREEMENT (this “Agreement”) is dated this [_] day of [_], 2025, by and between Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), and the undersigned holder (the “Holder”) of warrants (the “Original Securities”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock), in the amounts as set forth on Exhibit A hereto.

WHEREAS, the Company and the Holder have come to an agreement to (a) exchange (the “Exchange”) the Original Securities for [_________] shares of a newly-created series of preferred stock of the Company known as the Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Exchange Securities”), as calculated as set forth on Exhibit A, the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions of which are set forth in the Certificate of Designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Nevada on May 5, 2025, a copy of which is attached hereto as Exhibit B (together with the Summary of Terms for the Series J Senior Convertible Preferred Stock (the “Term Sheet”) attached hereto as Exhibit C, this Agreement, including all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, the “Transaction Documents”), and the parties hereto are memorializing the Exchange on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and (b) in connection with the Exchange, cancel the Original Securities; and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holder shall no longer hold any Original Securities, and the Company shall cancel and all documents evidencing the Original Securities.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Exchange and Cancellation. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, the Holder shall surrender to the Company the Original Securities and, in exchange therefor, the Company shall issue and deliver to the Holder the Exchange Securities.

1.1 Closing. On the Closing Date (as defined below), the Company shall issue and deliver (or cause to be issued and delivered) the Exchange Securities to the Holder, or in the name of a custodian or nominee of the Holder, or as otherwise requested by the Holder in writing and, subject to Section 4.1, and the Holder shall surrender and deliver (or cause to be surrendered and delivered) to the Company the Original Securities (including any rights associated with such Original Securities) for cancellation and the Original Securities shall be deemed to be surrendered, delivered and cancelled on the Company’s stock transfer books. The closing of the Exchange shall occur effective as of June 1, 2025, or as soon thereafter as the parties hereto may mutually agree in writing (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein; provided, however, that the Closing Date shall occur, and Company shall be obligated to issue and deliver (or cause to be issued and delivered) the Exchange Securities to the Holder as specified in this Section 1.1, no later than the standard settlement period on the Company’s primary Trading Market (as defined below).

1.2 Release of Prior Reserves. Immediately upon issuance and delivery of the Exchange Securities, the Holder hereby authorizes the release of any reserves of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in connection with the Original Securities.

1.3 [Reserved].

1.4 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holder set forth in Sections 2 and 3 of this Agreement, the parties hereto acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

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Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the best of the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Exchange Securities. The issuance the Exchange Securities by the Company has been duly authorized. The shares of Common Stock into which the Exchange Securities may be converted to from time to time (the “Exchange Shares”), have been duly authorized and when issued in accordance with the terms of the Exchange Securities, shall be validly issued, fully paid and nonassessable shares of Common Stock, and shall be free and clear of all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances, including without limitation under the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), its bylaws (the “Bylaws”). The Exchange Securities shall not bear any restrictive legend and the Holder may sell the Exchange Shares pursuant to an applicable exemption from registration under the Securities Act or pursuant to an effective registration statement. Upon issuance and delivery in accordance herewith, the issuance by the Company of the Exchange Securities in exchange for the Original Securities is exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act.

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2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of the Company’s subsidiary’s (each, a “Subsidiary”) articles or certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any options, contracts, agreements, liens, security interests, or other encumbrances (“Liens”) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement or any other Transaction Document is merely incidental to the Exchange.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchange Securities are being issued exclusively in exchange for the Original Securities and no other consideration has or will be paid for the Exchange Securities.

2.7 Section 3(a)(9) Representation. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Securities to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Securities to be integrated with other offerings to the effect that the delivery of the Exchange Securities to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act.

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2.8 No Third-Party Advisors. The Company has not engaged any third parties to assist in the solicitation with respect to the Exchange.

2.9 Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in Schedule 2.9. Except as may be set forth in the Schedule 2.9, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable.

2.10 Filings, Consents and Approvals. Other than for any filings with OTCQB, OTCQX, or the Pink Open Market (collectively, the “OTC”), any filings required to be made with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act or any state securities commission in connection with the transactions contemplated by this Agreement and any other Transaction Document, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any natural person, firm, partnership, association, corporation, company, trust business trust or other entity (each, a “Person”) in connection with the execution, delivery and performance by the Company of the Transaction Documents.

2.11 Capitalization. The capitalization of the Company is as set forth in Schedule 2.11. Except as set forth in the Schedule 2.11, No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 2.11, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, options or any securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock. The issuance of the Exchange Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities; provided, however, except as explicitly provided herein, such waiver applies to the Exchange Securities and no other waivers are granted nor shall this provision impact the rights of any holder subsequent to this exchange. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no shareholders’ agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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2.12 DTC Eligibility. The Company, through its transfer agent, currently participates in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) Program.

2.13 Litigation. Other than as set forth in the Schedule 2.13, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or the Exchange Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

2.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses (each, a “Material Permit”), except where the failure to possess such Material Permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.15 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.

2.16 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (to the extent owned by them) and good and marketable title in all personal property (to the extent owned by them) that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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2.17 Insurance. To the extent that the Company and the Subsidiaries are insured, the Company and Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage (to the extent such coverage exists) as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.18 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

2.19 Investment Company. The Company is not, and is not an Affiliate of, and immediately after consummation of the transactions contemplated hereunder, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.20 No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading markets or exchanges on which the Common Stock is listed, quoted or designated for trading on the date in question (each, a “Trading Market”).

2.21 Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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2.22 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and the Subsidiaries, their respective businesses and the transactions contemplated hereby, including any Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Holder makes no, nor has made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.23 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any subsidiary know of no basis for any such claim.

2.24 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

2.25 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the issuance or resale of any shares of Common Stock, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any Common Stock, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

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2.26 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.27 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Section 3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

3.1 Ownership of the Original Securities. The Holder is the legal and beneficial owner of the Original Securities. The Holder paid for the Original Securities and has continuously held the Securities since its purchase. The Holder owns the Original Securities outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. The Holder is acquiring the Exchange Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Exchange Securities, for any minimum or other specific term and reserves the right to dispose of the Exchange Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, the Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Original Securities or the Exchange Securities.

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3.3 Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three (3) months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 405 of the Securities Act) or (c) a “beneficial owner” of more than ten percent (10%) of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to complete the Exchange and to acquire the Exchange Securities.

3.5 Information. The Holder has been furnished with certain materials relating to the business, finances and operations of the Company and certain documentation relating to the Exchange which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges that not all of the documents the Company is required have timely filed under Sections 13(a), 14(a) or 15(d) of the Exchange Act have been filed and/or posted on the Commission’s EDGAR site, and the Holder has not relied on any statement of the Company not contained in such documents or in the Transaction Documents in connection with the Holder’s decision to enter into this Agreement and the Exchange. Additionally, the Holder is aware that the Company may be in default of certain of its contractual obligations. The Holder further acknowledges that it has been provided and have reviewed a copy of the draft Certificate of Designation and the Term Sheet.

3.6 Risk. The Holder understands that its investment in the Exchange Securities involves a high degree of risk. The Holder is able to bear the risk of an investment in the Exchange Securities including, without limitation, the risk of total loss of its investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchange Securities nor have such authorities passed upon or endorsed the merits of the Exchange Securities.

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3.8 Organization; Authorization. The Holder is either an individual or an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and has the requisite corporate or other power and authority to enter into and perform its obligations under this Agreement.

3.9 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. If applicable, the execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Securities) will not result in a violation of the organizational documents of the Holder.

3.10 Prior Investment Experience. The Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Securities and the Exchange Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.11 Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.12 No Registration, Review or Approval. The Holder acknowledges, understands and agrees that the Exchange Securities are being exchanged for the Original Securities hereunder pursuant to an exchange offer exemption under Section 3(a)(9) of the Securities Act.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1 Delivery. The Holder shall have delivered to the Company the Original Securities or otherwise acknowledged in writing that it will deliver the Original Securities within ten (10) calendar days hereof;

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4.2 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.3 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holder contained herein (unless as of a specific date therein).

Section 5. Conditions Precedent to Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date therein), except for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties of the Company shall be true and correct in all respects when made and on the Closing Date (unless as of a specific date therein);

5.3 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.3 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Holder makes it impracticable or inadvisable to consummate the Exchange and accept the Exchange Securities on the Closing Date.

Section 6. Other Agreements between the Parties.

6.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Securities in a manner that would require the registration under the Securities Act of the sale of the Exchange Securities or that would be integrated with the offer of the Exchange Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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6.2 Replacement of Securities. If any certificate or instrument evidencing any of the Exchange Securities is mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the state of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party hereto; provided that a facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature, as applicable.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties hereto with respect to the matters covered herein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and e-mail addresses for such communications shall be:

If to the Company:

Transportation and Logistics Systems, Inc.

Attn: Sebastian Giordano

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458
E-mail: Sebastian.Giordano@tlss-inc.com

With a copy to:

Sullivan & Worcester LLP

Attn: David Danovitch, Esq.

1251 Avenue of the Americas

New York, New York 10020

Email: ddanovitch@sullivanlaw.com

If to the Holder:

to the address set forth on its signature page to this Agreement.

or to such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change.

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Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any purchasers of the Exchange Securities. Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17. Securities Law Disclosure; Publicity. The Company shall, by 5:30 pm (New York City Time) on the date hereof (or if this Agreement is executed after 5:30 pm (New York City Time) on the date hereof, no later than 9:30 am (New York City Time) on the next Trading Day), issue a press release and/or file a Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement, to the extent that it is required to be filed under the Exchange Act, that has not previously been filed with the Commission by the Company as an exhibit to such filing. From and after the release of such disclosure, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company. In addition, effective upon the issuance of such disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, on the one hand, and the Holder or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise. The Company understands and confirms that the Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 18. [Reserved].

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Section 19. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until three (3) months following the date hereof (the “MFN Period”), that none of the terms offered to any other holder of the Company’s preferred stock pursuant to any other securities exchange agreement (or any amendment, modification or waiver thereof including other exchange agreements signed concurrently with this Agreement), is or will be more favorable to such other holder(s) of the Company’s securities than those of the Holder and this Agreement. If, and whenever on or after the date hereof during the MFN Period, the Company enters into another Exchange Agreement (or any amendment, modification or waiver with any other holder of warrants), then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. For the avoidance of doubt, this provision shall not apply to any new classes of preferred stock issued after the date of this Agreement nor to any other securities that are outstanding or may become outstanding after the date of this Agreement.

Section 20. [Reserved].

Section 21. Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Exchange Shares from time to time issuable under the terms of this Agreement and any other Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on any one (or more) of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock so that they are not listed or admitted for trading on any Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 21.

Section 22. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and any other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	Sebastian Giordano
Title:	Chief Executive Officer

[Company Signature Page to the Exchange Agreement]

AGREED TO AND ACCEPTED:

[●]

By:
Name:
Title:

Notice and Information to: [●]

[Holder Signature Page to the Exchange Agreement]

Exhibit A

Remaining Original Securities

Warrant	Issue Date	Expiration Date	# of Underlying Shares	Exercise Price

Exhibit B

As Filed Certificate of Designation for Series J Senior Convertible Preferred Stock

Please see Exhibit 3.1  to our Current Report on Form 8-K filed on May 7, 2025.

Exhibit C

SUMMARY OF TERMS OF THE SERIES J SENIOR CONVERTIBLE PREFERRED STOCK

The purpose of this Summary of Terms (this “Term Sheet”) is to summarize the terms and rights of the Series J Senior Convertible Preferred Stock (the “Preferred Stock”) of Transportation and Logistics Systems, Inc. This Term Sheet is intended only to provide the basic terms of the Preferred Stock, and shall not be deemed, to be the definitive terms of the Preferred Stock. For more details, please see the as-filed Certificate of Designation of Preferences, Rights and Limitations of Series J Senior Convertible Preferred Stock filed as Exhibit 3.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2025.

SUMMARY OF TERMS

FOR

SERIES J SENIOR CONVERTIBLE PREFERRED STOCK

OF

TRANSPORTATION AND LOGISITICS SYSTEMS, INC.

Issuer:	Transportation and Logistics Systems, Inc. (the “Company”).

Authorized:	1 million of shares of Series J Senior Convertible Preferred Stock (the “Preferred Stock”), convertible into shares of the Company’s common stock (the “Common Stock”).

Stated Value:	$100 per share of Preferred Stock.

Redemption:	Upon the occurrence of any trigger event, each holder shall have the right to cause the Company to redeem all or part of their Preferred Stock at a price per share equal to 110% of the stated value. Trigger events include, but are not limited to, (i) the failure to maintain listing on an eligible trading market for five consecutive trading days, (ii) failure to reserve sufficient number of Common Stock in case of full conversion of the Preferred Stock, and (iii) insolvency or bankruptcy.

Conversion:	At any time from and after the original issue date, subject to (i) the Common Stock beneficial ownership limitation of 4.99%, and (ii) limitation on converting more than 10% of the trading volume of the Common Stock on any given day except for if the conversion price is greater than $0.40 per share of Common Stock.

Conversion Price:	The Preferred Stock can be converted to Common Stock at any time for the conversion price of $0.001 per share, subject to adjustment including anti-dilution for subsequent equity issuances.

Liquidation Preference:	The Preferred Stock shall have a liquidation preference equal to and shall be entitled to receive out of the assets of the Company an amount in cash equal to 120% of the aggregate stated value of all shares of Series J Preferred Stock held by each holder, respectively, in addition to all accrued and unpaid dividends, prior and in preference to the Common Stock or any other series of preferred stock.

Dividends:	The Preferred Stock dividend is cumulative and accruing at the rate of ten percent (10%) per annum, payable at the option of the Company in shares of Common Stock or in cash, and shall be computed on the basis of a 360-day year and twelve 30-day months. Dividend payments are paid every six months beginning June 30, 2025.

Voting:	The Preferred Stock shall have voting rights on an as converted basis. Further, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of holders of a majority of the then-outstanding shares of Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation for the Preferred Stock, (ii) amend the Company’s Articles of Incorporation or other charter documents of the Company in a manner adverse to the holders of Preferred Stock, (iii) increase the number of authorized Series J Preferred Stock, or (iv) enter into any agreement with respect to (i) – (iii).

SCHEDULE I TO FORM OF EXCHANGE AGREEMENT (WARRANTS)

Holder	Number of Warrants to be Released	Number of Shares of Series J Preferred to be Issued
MBS Gloeq Corp	20,000,000	18